As filed with the Securities and Exchange Commission on December 14, 2007

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2007


                            W. R. BERKLEY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                            1-15202                22-1867895
   --------                            -------                ----------
(State or other jurisdiction      (Commission File        (IRS Employer
of incorporation)                      Number)            Identification No.)


         475 Steamboat Road, Greenwich, CT                     06830
         ---------------------------------                     -----
      (Address of principal executive offices)              (Zip Code)


    Registrant's telephone number, including area code:    (203) 629-3000
                                                           --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On December 14, 2007, Kiln Ltd ("Kiln") announced that the boards of Tokio Marine & Nichido Fire Insurance Co., Ltd. ("TMNF") and Kiln have reached agreement on the terms of a recommended cash acquisition of Kiln by TMNF at an acquisition price of 150 pence per share (the "Acquisition"). The Acquisition is subject to certain conditions, including the approval of Kiln's shareholders of an amalgamation and regulatory approvals.

     W. R. Berkley Corporation (the "Company") owns 58,567,117 shares of Kiln, representing approximately 20.06% of Kiln's issued share capital. The Company has given an irrevocable undertaking to TMNF to vote to approve the Acquisition, and such irrevocable undertaking, subject to certain conditions, will remain binding even if a higher competing offer is made for Kiln.

     The carrying value of the Company's investment in Kiln was $109 million at September 30, 2007. The total value of the Company's investment in Kiln at the acquisition price of 150 pence per share is approximately $178 million at current exchange rates.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        W. R. BERKLEY CORPORATION


                                        By:  /s/    Eugene G. Ballard
                                           -------------------------------------
                                           Name:   Eugene G. Ballard
                                           Title:  Senior Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer


Date:  December 14, 2007